COUNTRYWIDE HOME LOANS Logo
2900 MADERA RD SIMI VALLEY, CA 93065 (805) 955-1000

ASSESSMENT OF COMPLIANCE WITH APPLICABLE SERVICING CRITERIA

Countrywide Home Loans, Inc. (“CHL") and Countrywide Home Loans Servicing, L.P. (“Countrywide Servicing LP," and together with CHL, the "Servicer"), each a wholly-owned indirect subsidiary of Bank of America Corporation, together with their affiliates Countrywide Tax Services Corporation ("Countrywide Tax Services") and Newport Management Corporation ("Newport Management," and together with the Servicer and Countrywide Tax Services, the "Company"), each being parties that participated in servicing functions, as such term is described under Title 17, Section 229.1122 of the Code of Federal Regulations ("Item 1122 of Regulation AB"), provide this platform-level assessment of their compliance in respect of the following Applicable Servicing Criteria specified in Item 1122(d) of Regulation AB in regard to the following servicing platform for the following period:

Platform: publicly-issued (i.e., registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended) residential mortgage-backed securities (securities collateralized by residential mortgage loans, including prime, alternative loan products, sub-prime, HELOC and closed seconds) issued on or after January 1, 2006 for which the Company provides cash collection and administration, investor remittances and reporting (except for those activities relating to trustee and paying agent services), and pool asset administration (except for those activities relating to custodial operations of pool assets and related documents), and for which the related issuer has a fiscal year end of December 31, 2008. The platform excludes any transactions issued by any government sponsored enterprise for which the Company provides the servicing functions described in the preceding sentence.

Period: as of and for the year ended December 31, 2008.

Applicable Servicing Criteria: all servicing criteria set forth in Schedule A hereto, to the extent required in the related agreements, except the criteria listed in the column titled "Inapplicable Servicing Criteria" on Schedule A hereto and the portions of the criteria footnoted on that schedule that are inapplicable to the Company based on the activities it performs with respect to the Platform.

With respect to the Platform and the Period, the Company provides the following assessment of compliance in respect of the Applicable Servicing Criteria:

    1.      The Company is responsible for assessing its compliance with the Applicable Servicing Criteria.

    2.      The Company has assessed compliance with the Applicable Servicing Criteria.

    3.      Other than as identified on Schedule B hereto, as of and for the Period, the Company complied in all material respects with the Applicable Servicing Criteria.

The foregoing assessment of compliance in respect of the Applicable Servicing Criteria is made by the Servicer for all Applicable Servicing Criteria other than those noted in Schedule A hereto as being performed by Countrywide Tax Services or Newport Management and is being made by either Countywide Tax Services or Newport Management, as the case may be, for the Applicable Servicing Criteria noted in Schedule A as being performed by it.

    PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report with respect to the Company's foregoing assessment of compliance as of and for the year ended December 31, 2008.

COUNTRYWIDE HOME LOAN, INC. &
COUNTRYWIDE HOME LOANS SERVICING, L.P.
(by Countrywide GP LLC, as its General Partner)

By:           /s/ Steve Baily
                                                                 Steve Baily

Its:           Senior Managing Director and Chief Executive Officer

Dated:     February 27, 2009

By:           /s/ Craig Baingo
 Craig Baingo

Its:           Executive Vice President, Finance

Dated:     February 27, 2009

COUNTRYWIDE TAX SERVICES CORPORATION

By:           /s/ Karen Willis
Karen Willis

Its:           Senior Vice President, Chief Financial Officer and Treasurer

Dated:      February 27, 2009

NEWPORT MANAGEMENT CORPORATION

By:           /s/ Mark Ulmer
Mark Ulmer

Its:           Executive Vice President

Dated:     February 27, 2009

Schedule A

Applicable Servicing Criteria

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	Performed by subservicer(s) or vendor(s) for which the Company is NOT the Responsible Party	NOT performed by the Company or by subservicer(s) or vendor(s) retained by the Company
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.			X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	Performed by subservicer(s) or vendor(s) for which the Company is NOT the Responsible Party	NOT performed by the Company or by subservicer(s) or vendor(s) retained by the Company
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X1
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.
X2

    1 Unissued checks held to make tax disbursements on behalf of obligors are safeguarded by Countrywide Tax Services

    2Servicing functions performed by the Company with respect to Item 1122(d)(3)(i)(B) do not relate to information other than that contained in the monthly remittance reports delivered by the Company to the master servicer, trustee, and/or bond administrator. Servicing functions performed by the Company with respect to Item
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SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	Performed by subservicer(s) or vendor(s) for which the Company is NOT the Responsible Party	NOT performed by the Company or by subservicer(s) or vendor(s) retained by the Company
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X3
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days specified in the transaction agreements.	X4
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X5
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related mortgage loan documents.	X6
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X6
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

1122(d)(3)(i)(D) do not relate to the agreeing with investors' records as to the total unpaid principal balance and number of pool assets serviced by the Company.

3 Servicing functions performed by the Company with respect to Item 1122(d)(3)(ii) do not relate to amounts other than amounts remitted by the Company to the master servicer, trustee, and/or bond administrator.

4 Servicing functions performed by the Company with respect to Item 1122(d)(3)(iii) do not relate to records other than the applicable custodial bank account statements maintained by the Company pursuant to the transaction agreements.

5 Servicing functions performed by the Company with respect to Item 1122(d)(3)(iv) do not relate to records other than custodial bank account statements and wire records of the Company and the remittance reports prepared and delivered by the Company.

6  Servicing functions performed by the Company with respect to Item 1122(d)(4)(i) and Item 1122(d)(4)(ii) do not relate to the custodial operations of the pool assets and related documents (collateral file) by the document custodian responsible for such functions for the related transaction.

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	Performed by subservicer(s) or vendor(s) for which the Company is NOT the Responsible Party	NOT performed by the Company or by subservicer(s) or vendor(s) retained by the Company
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
X
1122(d)(4)(v)	The Servicer's records regarding the pool assets agree with the Servicer's records with respect to an obligor's unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X7
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
_______________________________
    7 In the absence of specific investor/insurer timeframe standards, the Company generally services loans in accordance with Fannie Mae guidelines which are generally considered to be accepted industry standard. In those cases where loss mitigation or recovery actions were not initiated, conducted and concluded within the specific timeframes set forth in the Fannie Mae guidelines or transaction agreements that contain them, the Company does not consider foreclosure initiation delays to be instances of non-compliance when the Company has made contact with the obligor and is actively engaged in negotiations regarding a loan modification or other loss mitigation alternative, and the Company does not consider delays in the timeframe to conduct and conclude foreclosures to be instances of non-compliance when the foreclosure process is interrupted or impeded by a bankruptcy filing, automatic stay, court delay, delay in service of process, skip trace, probate, foreclosure moratorium, natural or man-made disaster, legal proceeding or government seizure.

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	Performed by subservicer(s) or vendor(s) for which the Company is NOT the Responsible Party	NOT performed by the Company or by subservicer(s) or vendor(s) retained by the Company
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X8
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.
X9
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the Servicer, or such other number of days specified in the transaction agreements.
X10
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

   8 Servicing functions relating to the responsibility of an obligor to make property tax payments are performed by Countrywide Tax Services. Servicing functions relating to the responsibility of an obligor to insure a mortgaged property are performed by Newport Management.

          9 Performed by Countrywide Tax Services

          10 Tax disbursements made on behalf of an obligor are posted to the obligor's account records by Countrywide Tax Services. Disbursements made on behalf of an obligor in respect of insurance required to be maintained on a mortgaged property are posted to the obligor's account by Newport Management.

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	Performed by subservicer(s) or vendor(s) for which the Company is NOT the Responsible Party	NOT performed by the Company or by subservicer(s) or vendor(s) retained by the Company
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X11

_________________________________
    11 Servicing functions performed by the Company with respect to Item 1122(d)(4)(xv) do not relate to Item 1115 of Regulation AB (derivative transactions).

Schedule B*

Material Instances of Noncompliance

1.	For criterion 1122(d)(4)(vi), the Company notes that in some instances changes with respect to the terms or status of an obligor's loan were made without the clear consent of the trustee.

For criterion 1122(d)(4)(vii), the Company notes that certain loss mitigation or recovery actions were not initiated, conducted or concluded in accordance with the required timeframes established under the transaction agreements.

2.
With respect to criterion 1122(d)(4)(vii), the Company is implementing more objective review criteria for delinquent loans to ensure appropriate contact, loss mitigation efforts and timely referral for foreclosure, second level reviews by its internal audit group and additional reporting to management to ensure that loss mitigation efforts and referral for foreclosure are performed within objectively defined deadlines.

*Accountants' attestation will cover only item 1 and will exclude item 2.